Exhibit 10.1

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

2014 STOCK INCENTIVE PLAN

Adopted March 13, 2014

Effective as of May 8, 2014

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NEW HAMPSHIRE THRIFT BANCSHARES, INC.

2014 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

Section 1.1 General Purpose of the Plan. The purpose of the Plan is to promote the growth and profitability of New Hampshire Thrift Bancshares, Inc., by providing certain officers, key employees, non-employee directors, and consultants of the Company and its Parents and Subsidiaries with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of the Company’s common stock.

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1 Award Notice means, with respect to a particular Restricted Stock Award, a written instrument evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

Section 2.2 Bank means Lake Sunapee Bank, fsb, a federally chartered savings institution, and any successor thereto.

Section 2.3 Beneficiary means the Person designated by an Eligible Individual to receive any Shares subject to a Restricted Stock Award made to such Eligible Individual that become distributable, or to have the right to exercise any Options granted to such Eligible Individual that are exercisable, following the Eligible Individual’s death.

Section 2.4 Board means the Board of Directors of the Company.

Section 2.5 Change in Control means the occurrence of any of the following events:

(a) The consummation of a reorganization, merger, or consolidation of the Company, respectively, with one (1) or more other Persons, other than a transaction following which:

(i) At least fifty-one percent (51%) of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by Persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least fifty-one percent (51%) of the outstanding equity ownership interests in the Company; and

(ii) At least fifty-one percent (51%) of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by Persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least fifty-one percent (51%) of the securities entitled to vote generally in the election of directors of the Company;

(b) The acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any Person or by any Persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

(c) A complete liquidation or dissolution of the Company;

(d) The occurrence of any event if, immediately following such event, at least fifty percent (50%) of the members of the Board of the Company do not belong to any of the following groups:

(i) Individuals who were members of the Board of the Company on the Effective Date; or

(ii) Individuals who first became members of the Board of the Company after the Effective Date either:

(A) Upon election to serve as a member of the Board of the Company by affirmative vote of three-quarters (3/4) of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(B) Upon election by the stockholders of the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters (3/4) of the members of the Board of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of the Company; or

(e) Approval by the stockholders of the Company of any agreement, plan, or arrangement for the consummation of a transaction which, if consummated, would result in the occurrence of an event described in Section 2.5(a), (b), (c), or (d) above.

(f) Any event which would be described in this Section 2.5(a), (b), (c), (d), or (e) above if the term “Bank” were substituted for the term “Company” therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or any Subsidiary of either of them, by the Company, the Bank, or any Parent or Subsidiary of either of them, or by any employee benefit plan maintained by any of them.

Section 2.6 Code means the Internal Revenue Code of 1986, as amended (including the corresponding provisions of any succeeding law).

Section 2.7 Committee means the Committee described in Section 4.1.

Section 2.8 Company means New Hampshire Thrift Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

Section 2.9 Covered Employee means, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

Section 2.10 Disability means the Committee’s determination, on the basis of competent medical evidence, that the Recipient is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

Section 2.11 Disinterested Board Member means a member of the Board who: (a) is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (b) an “outside director” within the meaning of Code Section 162(m)(4)(C)(i), and (c) for so long as the Shares are listed on the NASDAQ Global Market, an “independent director” within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules.

Section 2.12 Earliest Exercise Date means, with respect to an Option, the earliest date on which the Option may be exercised. The Earliest Exercise Date may, but need not, be the same as the Option’s Vesting Date.

Section 2.13 Effective Date means May 8, 2014.

Section 2.14 Eligible Employee means any employee of the Company, or of a Parent or Subsidiary, whom the Committee may determine to be a key officer or employee and may select to receive a grant of an Option or a Restricted Stock Award pursuant to the Plan.

Section 2.15 Eligible Individual means: (a) any Eligible Employee; (b) any consultant (who is a natural person) providing services to the Company, a Parent, or a Subsidiary, and (c) any non-employee director of the Company, a Parent, or a Subsidiary.

Section 2.16 Employer means the Company, the Bank, and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution, or other business organization or institution. With respect to any Eligible Individual, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

Section 2.17 Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.18 Exercise Period means the period during which an Option may be exercised.

Section 2.19 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option.

Section 2.20 Fair Market Value means, with respect to a Share on a specified date:

(a) if the Shares are listed on an established national or regional stock exchange (a “Stock Exchange”) or are publicly traded on another established securities market (a “Securities Market”), the closing price of a Share on the date in question (or if there is no such closing price on such date, the closing price of a Share on the last preceding date on which any sale of Shares occurred) as reported on such Stock Exchange or Securities Market; provided, that if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination; or

(b) if the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the value of the Share as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with section 409A of the Code.

(c) Notwithstanding this Section 2.20, for purposes of determining taxable income and the amount of the related tax withholding obligation, the Fair Market Value will be determined by the Committee using any reasonable method; provided, further, that for any Shares subject to an Option that are sold by or on behalf of a Recipient on the same date on which such Shares may first be sold pursuant to the terms of the related Option Agreement, the Fair Market Value of such Shares shall be the sale price of such Shares on such date (or if sales of such Shares are effectuated at more than one sale price, the weighted average sale price of such Shares on such date).

Section 2.21 Family Member means, with respect to any Eligible Individual: (a) any of the Eligible Individual’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Eligible Individual’s household (other than as a tenant or employee, directly or indirectly, of the Eligible Individual); (c) a trust in which any combination of the Eligible Individual and Persons described in Section 2.21(a) and (b) own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Eligible Individual and Persons described in Section 2.21(a) and (b) control management of the assets; or (e) any other corporation, partnership, limited liability company, or other entity in which any combination of the Eligible Individual and Persons described in Section 2.21(a) and (b) control more than fifty percent (50%) of the voting interests.

Section 2.22 Incentive Stock Option means a right to purchase Shares that is granted to an Eligible Employee pursuant to Section 5.1, that is designated by the Committee to be an Incentive Stock Option, and that is intended to satisfy the requirements of section 422 of the Code.

Section 2.23 Non-Qualified Stock Option means a right to purchase Shares that is either (a) granted to an Eligible Individual who is not an Eligible Employee or (b) granted to an Eligible Employee and either (i) is not designated by the Committee to be an Incentive Stock Option or (ii) does not satisfy the requirements of section 422 of the Code.

Section 2.24 Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.25 Option Agreement means a written instrument evidencing an Option granted under the Plan.

Section 2.26 Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Section 2.27 Parent means any entity, whether or not incorporated, in an unbroken chain of entities ending with the Company where each entity other than the first entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity’s outstanding stock or other interests that vote generally in the election of the other entity’s directors or other governing body.

Section 2.28 Performance Goal means, with respect to any Performance-Based Restricted Stock Award, the performance goal or performance goal(s) established pursuant to Section 6.3(a), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

Section 2.29 Performance Measurement Period means, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

Section 2.30 Performance-Based Restricted Stock Award means a Restricted Stock Award to which Section 6.3 is applicable.

Section 2.31 Permitted Transferee means, with respect any Recipient, a Family Member of the Recipient to whom an Option has been transferred in accordance with Section 5.8.

Section 2.32 Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization, and any other business organization or institution.

Section 2.33 Plan means this New Hampshire Thrift Bancshares, Inc. 2014 Stock Incentive Plan, as amended from time to time.

Section 2.34 Recipient means the person to whom an Option is granted or a Restricted Stock Award is made.

Section 2.35 Restricted Stock Award means an award of Shares pursuant to ARTICLE VI.

Section 2.36 Service means, unless the Committee provides otherwise in an Option Agreement or Restricted Stock Award Notice, service in any capacity as an Eligible Individual to the Company, a Parent, or a Subsidiary. Unless otherwise provided in the applicable Option Agreement or Award Notice, a Recipient’s change in position or duties shall not result in interrupted or terminated Service, so long as such Recipient continues to be an Eligible Individual to the Company, a Parent, or a Subsidiary. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Recipient’s employment or other service relationship is with a Parent or a Subsidiary and the applicable entity ceases to be a Parent or Subsidiary of the Company, a termination of Service shall be deemed to have occurred when such entity ceases to be a Parent or Subsidiary of the Company unless the Eligible Individual transfers his employment or other service relationship to the Company or any other Parent or Subsidiary.

Section 2.37 Share means a share of common stock, par value $.01 per share, of the Company.

Section 2.38 Subsidiary means any entity, whether or not incorporated, in an unbroken chain of entities beginning with the Company where each entity other than the last entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity’s outstanding stock or other interests that vote generally in the election of the other entity’s directors or other governing body.

Section 2.39 Termination for Cause means one of the following:

(a) for an Eligible Individual who is not an officer or employee of any bank or savings institution regulated by the Office of the Comptroller of the Currency or its predecessor agency, termination of Service with the Employer upon the occurrence of any of the following:

(i) the Eligible Individual intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony;

(ii) the Eligible Individual is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

(iii) the Eligible Individual willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer;

(iv) the Eligible Individual breaches his fiduciary duties to the Employer for personal profit; or

(v) the Eligible Individual’s willful breach or violation of any law, rule, or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer;

(b) for an Eligible Individual who is an officer or employee of a bank or savings institution regulated by the Office of the Comptroller of the Currency or its predecessor agency, termination of Service for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or final cease and desist order, or for any reason constituting cause for termination under any written employment agreement between the Employer and such Eligible Employee, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such Eligible Employee shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after adoption by the Board or the board of directors of the Employer and which shall be accompanied by a resolution duly approved by affirmative vote of a majority of the entire Board or board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen (15) days nor more than thirty (30) days after notice to the Eligible Employee), at which meeting there shall be a reasonable opportunity for the Eligible Employee to make oral and written presentations to the members of the Board or board of directors of the Employer, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that, in the good faith opinion of the Board or the board of directors of the Employer, grounds exist for discharging the Eligible Employee for cause; or

(c) for an Eligible Individual who is a non-employee director, removal for cause under the terms of the laws or any law, rule, or regulation applicable to the entity upon whose board of directors the individual serves as a non-employee director.

Section 2.40 Vesting Date means the date on which an Option, Restricted Stock Award, or Shares acquired upon exercise of an Option cease to be forfeitable upon termination of the Recipient’s Service.

ARTICLE III

AVAILABLE SHARES

Section 3.1 Shares Available under the Plan.

(a) Subject to Section 8.3, the maximum aggregate number of Shares which may be issued upon the exercise of Options or for Restricted Stock Awards shall be 410,000 Shares.

(b) Shares subject to an Option or Restricted Stock Award shall be counted as used as of the date of grant. Any Shares that are subject to an Option or Restricted Stock Award shall be counted against the limit set forth in Section 3.1(a) as one (1) Share for every one (1) Share subject to an Option or Restricted Stock Award. If any Shares covered by an Option or Restricted Stock Award granted under the Plan are not purchased or are forfeited or expire, or if an Option or Restricted Stock Award otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Option or Restricted Stock Award shall, to the extent of any such forfeiture, termination, or expiration, again be available for making grants of Options and Restricted Stock Awards under the Plan in the same amount as such Shares were counted against the limit set forth in Section 3.1(a).

Section 3.2 Shares Available for Options.

Subject to Section 8.3, the maximum aggregate number of Shares which may be issued upon exercise of Options shall be 410,000 Shares, and the maximum aggregate number Shares which may be issued upon the exercise of Options granted to any one individual shall be fifty thousand (50,000) Shares.

Section 3.3 Shares Available for Restricted Stock Awards.

Subject to Section 8.3, the maximum number of Shares which may be issued as Restricted Stock Awards under the Plan shall be 410,000 Shares, and the maximum aggregate number of Shares which may be granted as Restricted Stock Awards, including Performance-Based Restricted Stock Awards, to any one individual shall be fifty thousand (25,000) Shares.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee.

(a) Subject to Section 4.1(b), the Plan shall be administered by the members of the Compensation Committee of the Board who are Disinterested Board Members. If the Committee consists of fewer than two (2) Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two (2) Disinterested Board Members.

(b) The Board may, in its discretion, take any action and exercise any power, privilege, or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(c) No member of the Committee or the Board shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or Board, as applicable, are similarly affected.

Section 4.2 Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction, or other communication signed by the Secretary of the Committee and one member of the Committee, by two (2) members of the Committee, or by a representative of the Committee authorized to sign the same on its behalf.

Section 4.3 Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Restricted Stock Awards or Options, if any, to be granted, and the terms and conditions thereof;

(b) subject to the limitation on repricing in Section 4.4 and with the consent of the Recipient or Beneficiary, as applicable, to amend or modify the terms of any outstanding Option or Restricted Stock Award or to accelerate or defer the Vesting Date or Earliest Exercise Date thereof;

(c) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations, and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

Section 4.4 No Repricing.

Except in connection with adjustments in the event of a business reorganization, as set forth in Section 8.3, neither the Board nor the Committee may, without obtaining approval of the Company’s stockholders: (a) amend the terms of outstanding Options to reduce the Exercise Price of such outstanding Options; (b) cancel outstanding Options in exchange for or substitution of Options with an Exercise Price that is less than the Exercise Price of the original Options; or (c) cancel outstanding Options with an Exercise Price above the current Fair Market Value in exchange for cash, shares of Stock, securities, or other property.

ARTICLE V

STOCK OPTIONS

Section 5.1 Grant of Options.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares. An Option for an Eligible Employee must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. An Option for an Eligible Individual who is not an Eligible Employee shall be a Non-Qualified Stock Option.

(b) Any Option granted under this Section 5.1 shall be evidenced by a written agreement which shall:

(i) specify the number of Shares covered by the Option determined in accordance with Section 5.2;

(ii) specify the Exercise Price, determined in accordance with Section 5.3, for the Shares subject to the Option;

(iii) specify the Earliest Exercise Date and the Exercise Period determined in accordance with Section 5.4;

(iv) specify the Vesting Date determined in accordance with Section 5.5;

(v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.

Section 5.2 Size of Option.

Subject to Section 3.2 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3 Exercise Price.

The price per Share at which an Option granted to an Eligible Individual may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4 Exercise Period; Earliest Exercise Date.

(a) Subject to Section 5.4(b), the Exercise Period during which an Option may be exercised shall commence on the Earliest Exercise Date specified by the Committee in the Option Agreement (or, if no Earliest Exercise Date is specified in the Option Agreement, on the Vesting Date). It shall expire on the date specified in the Option Agreement (and in any event no later than the tenth (10th) anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i) (A) the date and time when the Recipient terminates Service for any reason other than the Recipient’s death, Disability, or discharge that is not a Termination for Cause or (B) the date and time when the Recipient is discharged in a Termination for Cause;

(ii) the last day of the three (3)-month period that begins on the date and time when the Recipient terminates Service due to discharge that is not a Termination for Cause;

(iii) the last day of the one (1)-year period that begins on the date and time when the Recipient terminates Service due to the Recipient’s death or Disability; and

(iv) the last day of the ten (10)-year period commencing on the date on which the Option was granted.

A Recipient’s termination of Service prior to the Earliest Exercise Date of an Option shall, unless otherwise provided in the Option Agreement, result in the Option being canceled without consideration at the close of business on the last day of Service. An Option that remains unexercised at the close of business on the last day of the Exercise Period (including but not limited to an Option whose Earliest Exercise Date has not occurred) shall be canceled without consideration at the close of business on the last day of the Exercise Period.

(b) Unless otherwise determined by the Committee and specified in the Option Agreement:

(i) if a Change in Control occurs while an Option is outstanding and on or before its scheduled expiration date, then for purposes of exercising vested Options, the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) tenth (10th) anniversary of the date the Option was granted; and (B) the third (3rd) anniversary of the date of the Change in Control; or any later date determined under Section 5.4(b)(ii) or (iii);

(ii) if a Change in Control occurs while an Option is outstanding and on or before its Earliest Exercise Date, then solely for the purpose of measuring the Exercise Period (but not for purposes of vesting), the Recipient of the Option shall be deemed to continue in Service through the applicable Earliest Exercise Date, and the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) the tenth (10th) anniversary of the date the Option was granted; (B) the third (3rd) anniversary of the date of the Change in Control; and (C) ninety (90) days after the Earliest Exercise Date; or any later date determined under Section 5.4(b)(i) or (iii);

(iii) if, on the date an Option is otherwise scheduled to expire, the Option Holder may not then exercise the Option or sell Shares on a national or regional securities exchange or on a national securities market without violating applicable federal, state, or local securities laws or the terms of a securities trading blackout (including but not limited to a blackout period established under the Company’s securities trading policy or a contractual lockup in connection with a securities offering or other transaction involving the Company), the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) the tenth (10th) anniversary of the date the Option was granted; and (B) ninety (90) days after the last day of the securities trading blackout; or any later date determined under section 5.4(b)(i) or (ii); and

(iv) the Earliest Exercise Date (but not the Vesting Date) of any Option outstanding on the date of the Recipient’s termination of Service due to death or Disability shall be accelerated to the date of such termination of Service provided that the Recipient of such Option remained in continuous Service during the period beginning on the date the Option is granted and ending on the date of termination of Service.

Section 5.5 Vesting Date.

(a) Subject to Section 5.5(b), the Vesting Date for each Option granted under the Plan shall be the date determined by the Committee and specified in the Option Agreement. If no provision for vesting is made in the Option Agreement, the Vesting Date shall be:

(i) the first (1st) anniversary of the date of grant, as to twenty percent (20%) of the Shares subject to the Option as of the date of grant;

(ii) the second (2nd) anniversary of the date of grant, as to an additional twenty percent (20%) of the Shares subject to the Option as of the date of grant;

(iii) the third (3rd) anniversary of the date of grant, as to an additional twenty percent (20%) of the Shares subject to the Option as of the date of grant;

(iv) the fourth (4th) anniversary of the date of the grant, as to an additional twenty percent (20%) of the Shares subject to the Option as of the date of grant;

(v) the fifth (5th) anniversary of the date of grant, as to any remaining balance of the Shares subject to the Option as of the date of grant; and

(vi) in the event of the Recipient’s termination of Service due to the Recipient’s death or Disability, the date of termination of Service, as to any Options otherwise scheduled to vest during the period of six (6) months beginning on the date of termination.

Failure of a Recipient to remain in continuous Service during the period beginning on the date an Option is granted and ending on the Option’s Vesting Date shall result in a cancellation of the Option without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b) Except to the extent that an applicable Option Agreement expressly provides otherwise, each Option granted to an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall, on such date, be one hundred percent (100%) vested and exercisable.

Section 5.6 Additional Restrictions on Incentive Stock Options.

An Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

(b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed, and the Option shall be treated as a Non-Qualified Stock Option;

(c) The Exercise Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth (5th) anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Exercise Period that does not satisfy this requirement, the designated Exercise Period shall be observed, and the Option shall be treated as a Non-Qualified Stock Option;

(d) An Incentive Stock Option that is exercised during its designated Exercise Period but more than:

(i) three (3) months after the termination of Service with the Company and all of its Parents and Subsidiaries (other than on account of disability within the meaning of section 22(e)(3) of the Code or death of the Eligible Employee to whom it was granted); or

(ii) one (1) year after an Eligible Employee’s termination of employment with the Company, a Parent, or a Subsidiary due to disability (within the meaning of section 22(e)(3) of the Code) or death;

may be exercised in accordance with the terms of the Option but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

(e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second (2nd) anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first (1st) anniversary of the date on which the Shares were acquired.

Section 5.7 Method of Exercise.

(a) Subject to the limitations of the Plan and the Option Agreement, an Option Holder may, at any time after the Earliest Exercise Date and during the Exercise Period, exercise his right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be one hundred (100), or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option Holder shall exercise an Option to purchase Shares by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

(ii) delivering to the Committee full payment, consistent with Section 5.7(b), for the Shares as to which the Option is to be exercised; and

(iii) satisfying such other conditions as may be prescribed in the Option Agreement.

(b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i) in cash (by certified or bank check or such other instrument as the Company may accept);

(ii) if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the date of exercise and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii) by a combination thereof.

If permitted by the Committee, payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price of Shares to be purchased upon exercise of the Option and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c) When the requirements of Section 5.7(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option Holder’s ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under Section 7.3.

Section 5.8 Limitations on Options.

(a) An Option by its terms shall not be transferable by any Option Holder, except that (i) a Recipient may transfer a Non-Qualified Stock Option to the Recipient’s Family Members during his lifetime; and (ii) any Option Holder may transfer Options remaining unexercised at his death to a Beneficiary or by will or by the laws of descent and distribution. Any permitted transfer to Family Members shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the Recipient giving it. Thereafter, the Permitted Transferee shall have, with respect to such Option, all of the rights, privileges, and obligations which would attach thereunder to the Recipient, except the right to transfer the Option to Family Members. If a privilege of the Option depends on the life, Service, employment, or other status of the transferor, such privilege of the Option for the Permitted Transferee shall continue to depend on the life, Service, employment, or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to Permitted Transferees to the extent not specifically described herein.

(b) The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state, or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any national or regional securities exchange or on any securities market on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.

(c) An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder’s death shall be transferred to the executor or administrator of the Option Holder’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select. If the Option Holder and his Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Eligible Individual, which notice shall:

(i) specify the number of Shares covered by the Restricted Stock Award;

(ii) specify the amount (if any) which the Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid, and nonassessable under applicable law and which shall be deemed paid by past Service or, if so provided in the Award Notice, the promise by Recipient to perform future Service to the Company, a Parent, or a Subsidiary);

(iii) specify whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) specify the date of grant of the Restricted Stock Award;

(v) specify the Vesting Date for the Restricted Stock Award; and

(vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee or other trustee or custodian for the benefit of the Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of the Recipient and held by the Committee, together with a stock power executed by the Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable Vesting Date bear the following legend:

The common stock evidenced hereby is subject to the terms of a Restricted Stock Award Notice between New Hampshire Thrift Bancshares, Inc. and [Name of Recipient], dated [Date], made pursuant to the terms of the New Hampshire Thrift Bancshares, Inc. 2014 Stock Incentive Plan, copies of which are on file at the executive offices of New Hampshire Thrift Bancshares, Inc., and may not be sold, encumbered, hypothecated, or otherwise transferred except in accordance with the terms of such Plan and Award Notice.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c) A Restricted Stock Award by its terms shall not be transferable by the Eligible Individual other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Recipient, only to the Recipient.

Section 6.2 Vesting Date.

(a) Subject to Section 6.2(b), the Vesting Date for each Restricted Stock Award granted under the Plan shall be the date determined by the Committee and specified in the Award Notice. If no provision for vesting is made in the Award Notice, the Vesting Date shall be:

(i) the first (1st) anniversary of the date of grant, as to twenty percent (20%) of the Shares subject to the Restricted Stock Award as of the date of grant;

(ii) the second (2nd) anniversary of the date of grant, as to an additional twenty percent (20%) of the Shares subject to the Restricted Stock Award as of the date of grant;

(iii) the third (3rd) anniversary of the date of grant, as to an additional twenty percent (20%) of the Shares subject to the Restricted Stock Award as of the date of grant;

(iv) the fourth (4th) anniversary of the date of grant, as to an additional twenty percent (20%) of the Shares subject to the Restricted Stock Award as of the date of grant; and

(v) the fifth (5th) anniversary of the date of grant, as to any remaining balance of the Shares subject to the Restricted Stock Award as of the date of grant.

(b) Unless otherwise determined by the Committee and specified in the Award Notice for a Restricted Stock Award:

(i) if the Recipient of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Recipient of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture);

(ii) if the Recipient of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, any unvested Shares that were scheduled to vest during the six (6)-month period beginning on the date of termination shall become vested on the date of termination of Service; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the date of the Change in Control.

Section 6.3 Performance-Based Restricted Stock Awards.

(a) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition of the Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

(i) earnings per share;

(ii) net income;

(iii) return on average equity;

(iv) return on average assets;

(v) core earnings;

(vi) stock price;

(vii) operating income;

(viii) operating efficiency ratio;

(ix) net interest rate spread;

(x) loan production volumes;

(xi) non-performing loans;

(xii) cash flow;

(xiii) total stockholder returns;

(xiv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

(xv) except in the case of a Covered Employee, any other performance criteria established by the Committee; and

(xvi) any combination of (i) through (xv) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units), and/or the past or current performance of other companies.

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first nine (9) months of the Company’s fiscal year, the period of three (3) fiscal years of the Company beginning with the fiscal year in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of twelve (12) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c) As promptly as practicable following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been attained, shall certify such fact in writing.

(d) If the Performance Goals for a Performance-Based Restricted Stock Award have been attained and certified, the Committee shall either:

(i) if the relevant Vesting Date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Recipient of the Restricted Stock Award; or

(ii) in all other cases, continue the Shares in their current status pending the occurrence of the relevant Vesting Date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have not been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without a consideration (other than a refund to the Recipient or his estate or Beneficiary of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture).

(e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this Section 6.3(e)

shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of the Restricted Stock Award to such Covered Employee.

(f) If provided by the Committee when a Performance-Based Restricted Stock Award is granted, to the extent that the relevant Performance Goals are achieved prior to the end of the Performance Measurement Period and certified by the Committee, a vested Performance-Based Restricted Stock Award may be paid at any time following such certification.

Section 6.4 Dividend Rights.

Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, shall be held and accumulated (with investment earnings or losses) pending vesting at the same time and subject to the same terms and conditions as the underlying Shares and, pending vesting, shall be reinvested in additional Shares.

Section 6.5 Voting Rights.

Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Committee in its discretion.

Section 6.6 Tender Offers.

Each Recipient to whom a Restricted Stock Award is outstanding shall have the right to respond, or to direct the response, with respect to the related Shares, to any tender offer, exchange offer, or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by proxy or ballot (if the Recipient is the beneficial owner of the Shares for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other Person who shall be independent of the Company as the Committee shall designate in the direction (if the Recipient is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

Section 6.7 Designation of Beneficiary.

An Eligible Individual who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares that become vested on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Individual dies prior to the Eligible Individual, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Eligible Individual’s death shall be paid to the executor or administrator of the Eligible Individual’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select. If the Eligible Individual and his Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Eligible Individual shall be deemed to have survived the Beneficiary.

Section 6.8 Manner of Distribution of Awards.

The Company’s obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state, or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any national or regional securities exchange or on any securities market on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.

Section 6.9 Taxes.

The Company or the Committee shall have the right to require any Person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE VII

SPECIAL TAX PROVISIONS

Section 7.1 Tax Withholding Rights.

The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option Holder shall have the right to direct the Company to satisfy the minimum required federal, state, and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option Holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price per Share.

Section 7.2 Code Section 83(b) Election.

A Recipient of a Restricted Stock Award, other than a Performance-Based Restricted Stock Award, may make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes as of the date of grant of the Restricted Stock Award to such Recipient instead of at a subsequent Vesting Date. In such event, the Shares issued prior to their Vesting Date shall be issued in certificated form only, and the certificates therefor shall bear the legend set forth in Section 6.1(b) or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Recipient’s termination of Service prior to the relevant Vesting Date or forfeiture of the Shares for any other reason, the Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Recipient or his estate or Beneficiary of an amount equal to the lesser of the amount paid by the Recipient for the Shares upon their issuance or the Fair Market Value of the Shares on the date of forfeiture).

Section 7.3 Election to Defer Income Tax Liability Pursuant to Deferred Compensation Program.

To the extent permitted by the Committee, the Recipient of a Non-Qualified Stock Option or Restricted Stock Award may elect to defer the income tax liability associated therewith pursuant to the terms of a non-qualified deferred compensation plan in which the Recipient is eligible to participate. Any such deferrals shall be made in a manner that complies with section 409A of the Code.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.1 Termination.

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth (10th) anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth (10th) anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options and Restricted Stock Awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option Agreements and the Award Notices evidencing such Options and Restricted Stock Awards.

Section 8.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code or the corporate governance standards imposed under the listing requirements imposed by any national or regional securities exchange or any securities market on which the Company lists or seeks to list Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 8.3 Adjustments in the Event of Business Reorganization.

(a) In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, stock dividend, or other special and nonrecurring dividend or distribution (whether in the form of cash, securities, or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Options and Restricted Stock Awards in the aggregate to all Eligible Individuals and individually to any one Eligible Individual, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Options and Restricted Stock Awards, and (iii) the Exercise Price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options or Restricted Stock Awards (including, without limitation, cancellation of Options and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option or Performance-Based Restricted Stock Award granted to a Recipient who is a Covered Employee shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.

(b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation, or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding Shares in such merger, consolidation, or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation, or other business reorganization, direct that all, but not less than all, outstanding Options be canceled as of the effective date of such merger, consolidation, or other business reorganization in exchange for a cash payment per Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation, or other business reorganization over the Exercise Price of the Option being canceled.

(c) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Restricted Stock Award shall be adjusted by allocating to the Recipient the amount of money, stock, securities, or other property to be received by the other stockholders of record, and such money, stock, securities, or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 9.2 No Right to Continued Employment or Service.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of his position as a director or employee of the Company. The Employers reserve the right to remove any participating member of the Board or dismiss any Eligible Employee or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.

Section 9.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 9.4 Governing Law.

The Plan shall be construed, administered, and enforced according to the laws of the State of New Hampshire without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the State of New Hampshire shall have exclusive jurisdiction over any claim, action, complaint, or lawsuit brought under the terms of the Plan. By accepting any Option or Restricted Stock Award granted under this Plan, the Eligible Individual, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 9.5 Headings.

The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text of the Plan shall control.

Section 9.6 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation, or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements, or torts.

Section 9.7 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection, or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a) If to the Committee:

New Hampshire Thrift Bancshares, Inc.

c/o Lake Sunapee Bank, fsb

9 Main Street

Newport, New Hampshire 03773

Attention: Corporate Secretary

(b) If to a Recipient, Beneficiary, or Option Holder, to the Recipient’s, Beneficiary’s, or Option Holder’s address as shown in the Employer’s records.

Section 9.8 Approval of Stockholders.

The Plan shall be subject to approval by the Company’s stockholders within twelve (12) months before or after the Effective Date. Any Option or Restricted Stock Award granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained. No Performance-Based Restricted Stock Awards shall be granted after the fifth (5th) anniversary of the Effective Date unless, prior to such date, the listing of permissible Performance Goals set forth in Section 6.3 shall have been re-approved by the stockholders of the Company in the manner required by section 162(m) of the Code and the regulations thereunder.

Section 9.9 Severability.

If any provision of the Plan, any Option Agreement, or any Award Notice shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Section 9.10 Section 409A of the Code.

The Company intends to comply with section 409A of the Code, or an exemption to section 409A of the Code, with regard to grants of Options and Restricted Stock Awards hereunder that constitute nonqualified deferred compensation within the meaning of section 409A of the Code. To the extent that the Company determines that a Recipient would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to section 409A of the Code as a result of any provision of any Option or Restricted Stock Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

*        *        *

To record adoption of the Plan by the Board on March 13, 2014 and approval of the Plan by the stockholders as of May 8, 2014, the Company has caused its authorized officer to execute the Plan.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Laura Jacobi

Name:	Laura Jacobi

Title:	First Senior Vice President, Chief Financial Officer and Secretary